RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------
                                       OF
                                       --
                        FIRST OAK BROOK BANCSHARES, INC.
                        --------------------------------

    First Oak Brook Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The present name of the corporation is First Oak Brook Bancshares, Inc. First Oak Brook Bancshares, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 3, 1983.

    2. This Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of First Oak Brook Bancshares, Inc. (the "Corporation") in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    3. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

    4. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I
                                   ---------

    The name of the corporation (hereinafter called the "Corporation") is First Oak Brook Bancshares, Inc.

                                   ARTICLE II
                                   ----------

    The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, county of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                                  ARTICLE III
                                  -----------

    The nature of business to be conducted or promoted and the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("Delaware General Corporation Law").

                                   ARTICLE IV
                                   ----------

    1. Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation is authorized to issue is Sixteen Million One Hundred Thousand 16,100,000 shares, consisting of two (2) classes. The classes and aggregate number of shares of each class which this Corporation shall have authority to issue are as follows:

         (a) 16,000,000 shares of Class A Common Stock, $2.00 par value per share; and

         (b)  100,000 shares of Preferred Stock, without par value.

At the close of business on the date this Restated Certificate of Incorporation becomes effective, and without any further action on the part of the Corporation or its stockholders, each share of Common Stock, par value $2.00 per share, then issued and outstanding, and each share then held as treasury stock of the Corporation, shall be changed and reclassified into one fully paid and nonassessable share of Class A Common Stock, par value $2.00 per share, whereupon the title of the Class A Common Stock shall be changed to Common Stock, $2.00 par value per share. To reflect the said change and reclassification and change in title, each certificate representing theretofore issued and outstanding shares or treasury shares of Common Stock and each certificate representing theretofore issued and outstanding shares or treasury shares of Class A Common Stock shall represent after such change and reclassification the same number of shares of such Common Stock; and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of such Common Stock, par value $2.00 per share, equal to the number of shares represented by said certificate for theretofore issued and outstanding shares, so at the close of business on the date this Restated Certificate of Incorporation becomes effective, certificates for the shares of such Common Stock herein authorized shall be issued in exchange for, and upon surrender of, the certificates for shares of the Common Stock and Class A Common Stock as set forth above, and each holder of record of the Common Stock and Class A Common Stock shares at such time shall be and become a holder of the herein authorized shares of Common Stock upon the basis hereinabove specified, whether or not certificates representing said shares are then issued and delivered.

    2.   Terms Applicable to the Common Stock.
         -------------------------------------

         (a) Voting. Each outstanding share of Common Stock of the Corporation shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of the stockholders.

         (b) Dividends. Subject to any rights to receive dividends to which the holders of the shares of the Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors from any funds legally available therefor.

         (c) Dissolution. In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after there shall have been

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

              paid to the holders of shares of Preferred Stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders. The Board of Directors may distribute in kind to the holders of the shares of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of the shares of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purpose of this subparagraph 2(c).

    3. Terms Applicable to the Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have a distinctive serial designation. The Board of Directors is hereby authorized to specify from time to time the number of shares of any series, and fix or alter by resolution or resolutions the voting powers, designations, preferences, and relative, participating optional or other special rights, and qualifications, limitations or restrictions, of such Preferred Stock, including but not limited to:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms and conditions of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series; and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (h) Any other relative rights, preferences and limitations of that series.

    4. No Preemptive Rights. No holder of shares of stock of the Corporation shall, by reason of such holding, have any preemptive right to purchase, subscribe for or otherwise acquire shares of any class of stock of the Corporation of any security convertible into, or any warrant, option or right to purchase, or to subscribe for or otherwise acquire shares of stock of the Corporation, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

                                    ARTICLE V
                                    ---------

    1. Board of Directors: Number, Election and Term of Directors. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to hold office initially for a term expiring at the 2000 Annual Meeting of Stockholders, another class to hold office initially for a term expiring at the 2001 Annual Meeting of Stockholders, and another class to hold office initially for a term expiring at the 2002 Annual Meeting of Stockholders, with the members of each class to hold office until their successors have been duly elected and qualified. At each Annual Meeting of Stockholders, commencing with the 2000 Annual Meeting of Stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

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

    2. Stockholder Nomination of Directors Candidates. Advance notice of nomination for the election of directors, other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, and information concerning nominees, shall be given in the manner provided in the By-laws.

    3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders at which the term of the class of which they have been elected expires.

    4. Removal. Any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of (a) the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (b) a majority of the Board of Directors.

    5. Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called only in the manner provided in the By-laws.

    6. Action of Stockholders. Any action required or permitted to be taken by the holders of Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

    7. Bylaws: Amendment or Repeal. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of seventy-five percent (75%) or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to alter or repeal the By-laws of the Corporation.

    8. Certificate of Incorporation: Amendment, Repeal, Etc. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of seventy-five percent (75%) or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Parts 1 through 8 of this Article V.


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

                                   ARTICLE VI
                                   ----------

    1. Liability of Directors. No director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this paragraph shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this paragraph becomes effective.

    2. Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.

    3. Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as mandated in this paragraph. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

    4. Non-Exclusivity. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII
                                   -----------

    A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of Delaware for contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.


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

                                  ARTICLE VIII
                                  ------------

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any or all of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provision of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditor or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors, or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX
                                   ----------

    From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article IX.


    IN WITNESS WHEREOF, First Oak Brook Bancshares, Inc., has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary on this 4th day of May, 1999.


                                             FIRST OAK BROOK BANCSHARES, INC.

                                             By:/s/ Richard M. Rieser, Jr.
                                                -------------------------------
                                                Its:  President


ATTEST:

By:  /s/William E. Navolio
     -----------------------------------
Its: Secretary


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